Filed Pursuant to Rule 424(b)(3)
Registration No. 333-138444
COLE CREDIT PROPERTY TRUST II, INC.
SUPPLEMENT NO. 8 DATED DECEMBER 20, 2007
TO THE PROSPECTUS DATED MAY 11, 2007
     This document supplements, and should be read in conjunction with, the prospectus of Cole Credit Property Trust II, Inc. dated May 11, 2007, Supplement No. 1 dated May 16, 2007, Supplement No. 2 dated July 24, 2007, Supplement No. 3 dated August 8, 2007, Supplement No. 4 dated August 15, 2007, Supplement No. 5 dated September 21, 2007, Supplement No. 6 dated November 5, 2007, and Supplement No.7 dated November 15, 2007. Unless otherwise defined in this supplement, capitalized terms used in this supplement shall have the same meanings as set forth in the prospectus.
     The purpose of this supplement is to describe the following:
(1)	the status of the offering of shares in Cole Credit Property Trust II, Inc.;

(2)	new suitability standards for residents of New Mexico;

(3)	the removal of an administrative fee charged in connection with our share redemption program;

(4)	recent real property investments; and

(5)	the termination of various purchase agreements.
     Status of Our Public Offerings
     We commenced our initial public offering on June 27, 2005. We terminated our initial public offering on May 22, 2007. As of the close of business on May 22, 2007, we had issued a total of 54,838,315 shares in our initial public offering, including 53,909,877 shares sold in the primary offering and 928,438 shares sold pursuant to our distribution reinvestment plan, resulting in gross offering proceeds to us of approximately $547.4 million.
     We commenced our follow-on offering of 150,000,000 shares of common stock on May 23, 2007. Of these shares, we are offering 125,000,000 shares in a primary offering and 25,000,000 shares pursuant to our distribution reinvestment plan. As of December 20, 2007, we had accepted investors’ subscriptions for, and issued, approximately 37.9 million shares of our common stock in the follow-on offering, including approximately 36.3 million shares sold in the primary offering and approximately 1.6 million shares sold pursuant to our distribution reinvestment plan, resulting in gross proceeds to us of approximately $382.5 million. Combined with our initial public offering, we had received a total of approximately $929.8 million in gross offering proceeds as of December 20, 2007.
Suitability Standards
     The following information supplements, and should be read in conjunction with, the section of our prospectus captioned “Suitability Standards” beginning on page i of the prospectus and other similar disclosures elsewhere in the prospectus:
     Residents of New Mexico who intend to invest in our shares must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000.
Share Redemption Program
     The following information supersedes and replaces, in its entirety, the third paragraph of the “Prospectus Summary — Share Redemption Program” section beginning on page 17 of the prospectus and all similar discussions appearing elsewhere in the prospectus:
     Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien. Repurchases will be made quarterly. If funds are not available to redeem all requested redemptions at the end of each quarter, the shares will be purchased on a pro rata basis and the unfulfilled requests will be held until the next quarter, unless withdrawn; provided, however, we may give priority to the redemption of a deceased stockholder’s shares. Our board of directors may amend, suspend or terminate the share redemption program at any time upon 30 days prior written notice to our stockholders.

     The following information supersedes and replaces, in its entirety, the third paragraph of the “Description of Shares — Share Redemption Program” section beginning on page 146 of the prospectus and all similar discussions appearing elsewhere in the prospectus:
     During the term of this offering and any subsequent public offering of our shares, the redemption price per share will depend on the length of time you have held such shares as follows: after one year from the purchase date — 92.5% of the amount you paid for each share; after two years from the purchase date — 95% of the amount you paid for each share; after three years from the purchase date — 97.5% of the amount you paid for each share; and after four years from the purchase date — 100% of the amount you paid for each share (in each case, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). At any time we are engaged in an offering of shares, the per share price for shares purchased under our redemption plan will always be equal to or lower than the applicable per share offering price. Thereafter, the per share redemption price will be based on the then-current net asset value of the shares (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to our common stock). Our board of directors will announce any redemption price adjustment and the time period of its effectiveness as a part of its regular communications with our stockholders. At any time the redemption price is determined by any method other than the net asset value of the shares, if we have sold property and have made one or more special distributions to our stockholders of all or a portion of the net proceeds from such sales, the per share redemption price will be reduced by the net sale proceeds per share distributed to investors prior to the redemption date as a result of the sale of such property in the special distribution. Our board of directors will, in its sole discretion, determine which distributions, if any, constitute a special distribution. While our board of directors does not have specific criteria for determining a special distribution, we expect that a special distribution will only occur upon the sale of a property and the subsequent distribution of the net sale proceeds. Upon receipt of a request for redemption, we will conduct a Uniform Commercial Code search to ensure that no liens are held against the shares. We will bear any costs in conducting the Uniform Commercial Code search. We will not redeem any shares that are subject to a lien. In addition, upon the death of a stockholder, upon request, we will waive the one-year holding requirement. Shares redeemed in connection with the death of a stockholder will be redeemed at a purchase price equal to the price actually paid for the shares. In addition, we may waive the holding period in the event of a stockholder’s bankruptcy or other exigent circumstances.
     Real Property Investments
     The following information supplements, and should be read in conjunction with, the table in the section captioned “Prospectus Summary — Description of Real Estate Investments” beginning on page 7 of the prospectus:
Description of Real Estate Investments
     As of December 20, 2007, we owned 332 properties, comprising approximately 11.2 million rentable square feet of commercial space located in 43 states and the U.S. Virgin Islands. Properties acquired between November 15, 2007, the date of our last prospectus supplement, and December 20, 2007 are listed below.

Property Description	Tenant	Rentable Square Feet	Purchase Price
Starbucks — Oklahoma City, OK	Starbucks Corporation	1,741	$1,238,671
Starbucks — Chattanooga, TN	Starbucks Corporation	1,850	1,420,000
Starbucks — Maryville, TN	Starbucks Corporation	1,850	1,490,000
Starbucks — Powell, TN	Starbucks Corporation	1,850	1,324,000
Starbucks — Seymour, TN	Starbucks Corporation	1,850	1,351,000
Walgreens —Beverly Hills, TX	Walgreen Co.	13,905	3,600,000
Walgreens —Waco, TX	Walgreen Co.	13,905	3,600,000
Allstate Insurance Contact Center— Cross Plains, WI	Allstate Insurance Company	34,992	5,720,000
	Mealey’s Furniture
Mealey’s Furniture — Maple Shade, NJ	Holdings, Inc.	66,750	5,350,000

Property Description	Tenant	Rentable Square Feet	Purchase Price
Circle K— Albuquerque, NM	Circle K/Mac’s, G.P.	2,700	$1,275,719
Circle K — Baton Rouge (Burbank), LA	Circle K/Mac’s, G.P.	2,400	951,727
Circle K — Baton Rouge (Floynell), LA	Circle K/Mac’s, G.P.	2,780	1,407,341
Circle K — Baton Rouge (Jefferson), LA	Circle K/Mac’s, G.P.	2,780	1,083,349
Circle K — Beaufort, SC	Circle K/Mac’s, G.P.	2,660	1,640,210
Circle K — Bluffton, SC	Circle K/Mac’s, G.P.	2,448	2,591,937
Circle K — Bossier City, LA	Circle K/Mac’s, G.P.	3,211	1,528,838
Circle K — Charleston, SC	Circle K/Mac’s, G.P.	3,000	2,602,061
Circle K — Charlotte (Independence), NC	Circle K/Mac’s, G.P.	2,556	1,883,204
Circle K — Charlotte (Sharon), NC	Circle K/Mac’s, G.P.	2,477	1,954,077
Circle K — Charlotte (Sugar Creek), NC	Circle K/Mac’s, G.P.	2,170	2,014,826
Circle K — Columbia (Garners), SC	Circle K/Mac’s, G.P.	2,600	2,116,073
Circle K — Columbia (Hardscrabble), SC	Circle K/Mac’s, G.P.	2,477	1,751,582
Circle K — El Paso (Americas), TX	Circle K/Mac’s, G.P.	3,500	2,217,318
Circle K — El Paso (Mesa), TX	Circle K/Mac’s, G.P.	3,150	1,144,097
Circle K — El Paso (Zaragosa), TX	Circle K/Mac’s, G.P.	3,800	2,065,450
Circle K — Fort Mill, NC	Circle K/Mac’s, G.P.	6,553	2,359,067
Circle K — Goose Creek, SC	Circle K/Mac’s, G.P.	2,632	1,366,842
Circle K — Huntersville, NC	Circle K/Mac’s, G.P.	2,770	2,014,826
Circle K — Mount Pleasant, SC	Circle K/Mac’s, G.P.	2,820	1,538,962
Circle K — Port Wentworth, GA	Circle K/Mac’s, G.P.	3,760	2,325,656
Circle K — Savannah (Johnny Mercer), GA	Circle K/Mac’s, G.P.	1,152	1,609,836
Circle K — Savannah (King George), GA	Circle K/Mac’s, G.P.	2,477	1,609,836
Circle K — Shreveport, LA	Circle K/Mac’s, G.P.	3,180	1,214,970
Circle K — Springdale, SC	Circle K/Mac’s, G.P.	1,760	1,741,457
Exxon — West Monroe (503 Thomas), LA	Circle K/Mac’s, G.P.	3,327	1,468,089
Holland Oil — Akron (940 Arlington), OH	Circle K/Mac’s, G.P.	2,800	1,133,972
Holland Oil — Akron (1178 Arlington), OH	Circle K/Mac’s, G.P.	2,862	1,417,465
Holland Oil — Akron (1559 E. Market), OH	Circle K/Mac’s, G.P.	1,624	1,457,964
Holland Oil — Akron (1693 West Market), OH	Circle K/Mac’s, G.P.	4,977	1,599,711
Holland Oil — Akron (Albrecht), OH	Circle K/Mac’s, G.P.	2,763	1,113,723
Holland Oil — Akron (Brittain), OH	Circle K/Mac’s, G.P.	2,857	1,245,345
Holland Oil — Akron (Brown), OH	Circle K/Mac’s, G.P.	2,635	1,306,093
Holland Oil — Akron (Cuyahoga), OH	Circle K/Mac’s, G.P.	2,800	1,630,085
Holland Oil — Akron (Darrow), OH	Circle K/Mac’s, G.P.	2,800	1,214,970
Holland Oil — Akron (Exchange), OH	Circle K/Mac’s, G.P.	3,190	1,468,089
Holland Oil — Akron (Main St.), OH	Circle K/Mac’s, G.P.	3,258	1,184,596
Holland Oil — Akron (Manchester), OH	Circle K/Mac’s, G.P.	2,800	1,640,210
Holland Oil — Akron (Ridgewood), OH	Circle K/Mac’s, G.P.	1,710	1,306,093
Holland Oil — Akron (Waterloo), OH	Circle K/Mac’s, G.P.	2,800	1,184,596
Holland Oil — Barberton (5th St.), OH	Circle K/Mac’s, G.P.	2,800	1,235,220
Holland Oil — Barberton (31st St.), OH	Circle K/Mac’s, G.P.	2,800	971,976
Holland Oil — Barberton (Wooster), OH	Circle K/Mac’s, G.P.	3,600	2,247,695
Holland Oil — Bedford, OH	Circle K/Mac’s, G.P.	2,450	1,275,719
Holland Oil — Brookpark, OH	Circle K/Mac’s, G.P.	2,740	1,356,717
Holland Oil — Canton (12th Street), OH	Circle K/Mac’s, G.P.	2,800	1,164,347
Holland Oil — Canton (Tuscarawas), OH	Circle K/Mac’s, G.P.	4,500	2,197,071
Holland Oil — Cleveland, OH	Circle K/Mac’s, G.P.	4,318	1,589,586
Holland Oil — Copley, OH	Circle K/Mac’s, G.P.	2,439	1,154,222

Property Description	Tenant	Rentable Square Feet	Purchase Price
Holland Oil — Cuyahoga Falls (Bath), OH	Circle K/Mac’s, G.P.	4,269	$2,024,951
Holland Oil — Cuyahoga Falls (Port), OH	Circle K/Mac’s, G.P.	2,959	1,387,091
Holland Oil — Cuyahoga Falls (State), OH	Circle K/Mac’s, G.P.	2,100	1,032,725
Holland Oil — Fairlawn, OH	Circle K/Mac’s, G.P.	2,900	1,609,836
Holland Oil — Kent, OH	Circle K/Mac’s, G.P.	2,068	992,226
Holland Oil — Maple Heights, OH	Circle K/Mac’s, G.P.	2,967	1,488,339
Holland Oil — Northfield, OH	Circle K/Mac’s, G.P.	4,647	1,943,953
Holland Oil — Norton, OH	Circle K/Mac’s, G.P.	3,750	1,437,715
Holland Oil — Parma, OH	Circle K/Mac’s, G.P.	3,039	1,255,469
Holland Oil — Seville, OH	Circle K/Mac’s, G.P.	7,200	2,450,190
Holland Oil — Twinsburg, OH	Circle K/Mac’s, G.P.	3,298	1,356,717
Holland Oil — Willoughby, OH	Circle K/Mac’s, G.P.	2,938	1,194,721
Shell — Monroe, LA	Circle K/Mac’s, G.P.	4,140	1,528,838
Spectrum — Auburn, AL	Circle K/Mac’s, G.P.	2,772	1,731,333
Spectrum — Augusta, GA	Circle K/Mac’s, G.P.	3,010	1,103,598
Spectrum — Columbus (Airport), GA	Circle K/Mac’s, G.P.	2,205	1,538,962
Spectrum — Columbus (Beaver Run), GA	Circle K/Mac’s, G.P.	3,760	2,510,939
Spectrum — Columbus (Bradley), GA	Circle K/Mac’s, G.P.	4,750	3,341,168
Spectrum — Columbus (Buena Vista), GA	Circle K/Mac’s, G.P.	2,205	1,609,836
Spectrum — Columbus (Lumpkin), GA	Circle K/Mac’s, G.P.	2,874	1,670,584
Spectrum — Columbus (Warm Springs), GA	Circle K/Mac’s, G.P.	4,934	1,964,202
Spectrum — Lanett, AL	Circle K/Mac’s, G.P.	2,631	850,479
Spectrum — Macon (Arkwright), GA	Circle K/Mac’s, G.P.	2,248	1,144,097
Spectrum — Macon (Riverside), GA	Circle K/Mac’s, G.P.	2,580	1,255,469
Spectrum — Martinez, GA	Circle K/Mac’s, G.P.	2,250	1,275,719
Spectrum — Mobile (Airport), AL	Circle K/Mac’s, G.P.	1,800	1,822,455
Spectrum — Mobile (Moffett), AL	Circle K/Mac’s, G.P.	678	1,559,212
Spectrum — North Augusta, SC	Circle K/Mac’s, G.P.	2,240	1,194,721
Spectrum — Opelika (2nd Ave), AL	Circle K/Mac’s, G.P.	2,531	1,306,093
Spectrum — Opelika (Columbus), AL	Circle K/Mac’s, G.P.	3,796	2,348,943
Spectrum — Phenix City, AL	Circle K/Mac’s, G.P.	3,054	1,599,711
Spectrum — Pine Mountain, GA	Circle K/Mac’s, G.P.	3,285	1,144,097
Spectrum — Valley, AL	Circle K/Mac’s, G.P.	3,312	1,559,212
Spirit — West Monroe (1602 Thomas), LA	Circle K/Mac’s, G.P.	3,927	1,670,584

		389,273	$156,570,671

     The following information supplements the section of our prospectus captioned “Investment Objectives and Policies — Real Property Investments” beginning on page 84 of the prospectus:
Real Property Investments
     We engage in the acquisition and ownership of commercial properties throughout the United States. We invest primarily in income-generating retail, office and distribution properties, net leased to investment grade and other creditworthy tenants.
     As of December 20, 2007, we, through separate wholly-owned limited liability companies, have acquired a 100% fee simple interest in 332 properties consisting of approximately 11.2 million gross rentable square feet located in 43 states and the U.S. Virgin Islands. The properties were generally acquired through the use of mortgage notes payable and proceeds from our ongoing public offering of our common stock.
     The following table summarizes properties acquired between November 15, 2007, the date of our last prospectus supplement, and December 20, 2007 in order of acquisition date:

					Fees Paid	Rentable
		Date	Year	Purchase	To	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Starbucks — Oklahoma City, OK	Restaurant	November 20, 2007	2007	$1,238,671	$24,773	1,741	100%
Starbucks — Chattanooga, TN	Restaurant	November 26, 2007	2007	1,420,000	28,400	1,850	100%
Starbucks — Maryville, TN	Restaurant	November 26, 2007	2007	1,490,000	29,800	1,850	100%
Starbucks — Powell, TN	Restaurant	November 26, 2007	2007	1,324,000	26,480	1,850	100%
Starbucks — Seymour, TN	Restaurant	November 26, 2007	2007	1,351,000	27,020	1,850	100%
Walgreens —Beverly Hills, TX	Drugstore	December 5, 2007	1998	3,600,000	72,000	13,905	100%
Walgreens —Waco, TX	Drugstore	December 5, 2007	1998	3,600,000	72,000	13,905	100%
Allstate Insurance Contact Center— Cross Plains, WI	Call center	December 7, 2007	1998	5,720,000	114,400	34,992	100%
Mealey’s Furniture — Maple Shade, NJ	Home furnishings	December 12, 2007	1978	5,350,000	107,000	66,750	100%
Circle K— Albuquerque, NM	Convenience store	December 20, 2007	1994	1,275,719	34,844	2,700	100%
Circle K —Baton Rouge (Burbank), LA	Convenience store	December 20, 2007	1976	951,727	33,044	2,400	100%
Circle K —Baton Rouge (Floynell), LA	Convenience store	December 20, 2007	1977	1,407,341	35,044	2,780	100%
Circle K —Baton Rouge (Jefferson), LA	Convenience store	December 20, 2007	1970	1,083,349	33,444	2,780	100%
Circle K — Beaufort, SC	Convenience store	December 20, 2007	1997	1,640,210	36,644	2,660	100%
Circle K — Bluffton, SC	Convenience store	December 20, 2007	1997	2,591,937	40,644	2,448	100%
Circle K —Bossier City, LA	Convenience store	December 20, 2007	1987	1,528,838	36,144	3,211	100%
Circle K — Charleston, SC	Convenience store	December 20, 2007	1987	2,602,061	41,644	3,000	100%
Circle K — Charlotte (Independence), NC	Convenience store	December 20, 2007	1996	1,883,204	37,994	2,556	100%
Circle K — Charlotte (Sharon), NC	Convenience store	December 20, 2007	1997	1,954,077	38,344	2,477	100%
Circle K — Charlotte (Sugar Creek), NC	Convenience store	December 20, 2007	1991	2,014,826	38,644	2,170	100%
Circle K — Columbia (Garners), SC	Convenience store	December 20, 2007	1993	2,116,073	39,144	2,600	100%

					Fees Paid	Rentable
		Date	Year	Purchase	To	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Circle K — Columbia (Hardscrabble), SC	Convenience store	December 20, 2007	1997	$1,751,582	$37,344	2,477	100%
Circle K — El Paso (Americas), TX	Convenience store	December 20, 2007	2000	2,217,318	40,044	3,500	100%
Circle K — El Paso (Mesa), TX	Convenience store	December 20, 2007	1999	1,144,097	34,444	3,150	100%
Circle K — El Paso (Zaragosa), TX	Convenience store	December 20, 2007	1999	2,065,450	39,244	3,800	100%
Circle K — Fort Mill, SC	Convenience store	December 20, 2007	1999	2,359,067	40,744	6,553	100%
Circle K — Goose Creek, SC	Convenience store	December 20, 2007	1983	1,366,842	35,044	2,632	100%
Circle K — Huntersville, NC	Convenience store	December 20, 2007	2006	2,014,826	38,644	2,770	100%
Circle K — Mount Pleasant, SC	Convenience store	December 20, 2007	1978	1,538,962	35,844	2,820	100%
Circle K — Port Wentworth, GA	Convenience store	December 20, 2007	1991	2,325,656	39,844	3,760	100%
Circle K — Savannah (Johnny Mercer), GA	Convenience store	December 20, 2007	1990	1,609,836	35,744	1,152	100%
Circle K — Savannah (King George), GA	Convenience store	December 20, 2007	1997	1,609,836	36,344	2,477	100%
Circle K — Shreveport, LA	Convenience store	December 20, 2007	1988	1,214,970	34,544	3,180	100%
Circle K — Springdale, SC	Convenience store	December 20, 2007	1999	1,741,457	36,944	1,760	100%
Exxon — West Monroe (503 Thomas), LA	Convenience store	December 20, 2007	1983	1,468,089	35,844	3,327	100%
Holland Oil — Akron (940 Arlington), OH	Convenience store	December 20, 2007	1991	1,133,972	34,144	2,800	100%
Holland Oil — Akron (1178 Arlington), OH	Convenience store	December 20, 2007	1994	1,417,465	35,544	2,862	100%
Holland Oil — Akron (1559 E. Market), OH	Convenience store	December 20, 2007	1995	1,457,964	35,544	1,624	100%
Holland Oil — Akron (1693 West Market), OH	Convenience store	December 20, 2007	1999	1,599,711	36,844	4,977	100%
Holland Oil — Akron (Albrecht), OH	Convenience store	December 20, 2007	1997	1,113,723	34,044	2,763	100%

					Fees Paid	Rentable
		Date	Year	Purchase	To	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Holland Oil — Akron (Brittain), OH	Convenience store	December 20, 2007	1995	$1,245,345	$34,744	2,857	100%
Holland Oil — Akron (Brown), OH	Convenience store	December 20, 2007	1950	1,306,093	34,744	2,635	100%
Holland Oil — Akron (Cuyahoga), OH	Convenience store	December 20, 2007	1998	1,630,085	36,944	2,800	100%
Holland Oil — Akron (Darrow), OH	Convenience store	December 20, 2007	1994	1,214,970	34,744	2,800	100%
Holland Oil — Akron (Exchange), OH	Convenience store	December 20, 2007	1996	1,468,089	35,844	3,190	100%
Holland Oil — Akron (Main St.), OH	Convenience store	December 20, 2007	2000	1,184,596	34,344	3,258	100%
Holland Oil — Akron (Manchester), OH	Convenience store	December 20, 2007	1994	1,640,210	36,744	2,800	100%
Holland Oil — Akron (Ridgewood), OH	Convenience store	December 20, 2007	1969	1,306,093	34,744	1,710	100%
Holland Oil — Akron (Waterloo), OH	Convenience store	December 20, 2007	2001	1,184,596	34,644	2,800	100%
Holland Oil — Barberton (5th St.), OH	Convenience store	December 20, 2007	1983	1,235,220	34,644	2,800	100%
Holland Oil — Barberton (31st St.), OH	Convenience store	December 20, 2007	1991	971,976	33,144	2,800	100%
Holland Oil — Barberton (Wooster), OH	Convenience store	December 20, 2007	1981	2,247,695	39,744	3,600	100%
Holland Oil — Bedford, OH	Convenience store	December 20, 2007	2000	1,275,719	34,944	2,450	100%
Holland Oil — Brookpark, OH	Convenience store	December 20, 2007	1998	1,356,717	35,244	2,740	100%
Holland Oil — Canton (12th Street), OH	Convenience store	December 20, 2007	1990	1,164,347	33,894	2,800	100%
Holland Oil — Canton (Tuscarawas), OH	Convenience store	December 20, 2007	2000	2,197,071	39,644	4,500	100%
Holland Oil — Cleveland, OH	Convenience store	December 20, 2007	2002	1,589,586	36,444	4,318	100%
Holland Oil — Copley, OH	Convenience store	December 20, 2007	1993	1,154,222	34,244	2,439	100%
Holland Oil — Cuyahoga Falls (Bath), OH	Convenience store	December 20, 2007	2002	2,024,951	38,744	4,269	100%

					Fees Paid	Rentable
		Date	Year	Purchase	To	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Holland Oil — Cuyahoga Falls (Port), OH	Convenience store	December 20, 2007	1995	$1,387,091	$35,444	2,959	100%
Holland Oil — Cuyahoga Falls (State), OH	Convenience store	December 20, 2007	1972	1,032,725	33,244	2,100	100%
Holland Oil — Fairlawn, OH	Convenience store	December 20, 2007	1993	1,609,836	36,344	2,900	100%
Holland Oil — Kent, OH	Convenience store	December 20, 2007	1994	992,226	33,344	2,068	100%
Holland Oil — Maple Heights, OH	Convenience store	December 20, 2007	1998	1,488,339	35,944	2,967	100%
Holland Oil — Northfield, OH	Convenience store	December 20, 2007	1983	1,943,953	38,244	4,647	100%
Holland Oil — Norton, OH	Convenience store	December 20, 2007	1984	1,437,715	35,644	3,750	100%
Holland Oil — Parma, OH	Convenience store	December 20, 2007	2002	1,255,469	35,044	3,039	100%
Holland Oil — Seville, OH	Convenience store	December 20, 2007	2003	2,450,190	41,344	7,200	100%
Holland Oil — Twinsburg, OH	Convenience store	December 20, 2007	2005	1,356,717	35,244	3,298	100%
Holland Oil — Willoughby, OH	Convenience store	December 20, 2007	1986	1,194,721	34,444	2,938	100%
Shell — Monroe, LA	Convenience store	December 20, 2007	1986	1,528,838	36,144	4,140	100%
Spectrum — Auburn, AL	Convenience store	December 20, 2007	1990	1,731,333	36,544	2,772	100%
Spectrum — Augusta, GA	Convenience store	December 20, 2007	1981	1,103,598	33,644	3,010	100%
Spectrum — Columbus (Airport), GA	Convenience store	December 20, 2007	1984	1,538,962	35,644	2,205	100%
Spectrum — Columbus (Beaver Run), GA	Convenience store	December 20, 2007	1995	2,510,939	40,744	3,760	100%
Spectrum — Columbus (Bradley), GA	Convenience store	December 20, 2007	1995	3,341,168	44,344	4,750	100%
Spectrum — Columbus (Buena Vista), GA	Convenience store	December 20, 2007	1990	1,609,836	36,044	2,205	100%
Spectrum — Columbus (Lumpkin), GA	Convenience store	December 20, 2007	2005	1,670,584	36,344	2,874	100%
Spectrum — Columbus (Warm Springs), GA	Convenience store	December 20, 2007	1978	1,964,202	37,744	4,934	100%
Spectrum — Lanett, AL	Convenience store	December 20, 2007	1974	850,479	32,894	2,631	100%
Spectrum — Macon (Arkwright), GA	Convenience store	December 20, 2007	1993	1,144,097	33,944	2,248	100%

					Fees	Rentable
		Date	Year	Purchase	Paid to	Square	Physical
Property	Type	Acquired	Built	Price	Sponsor (1)	Feet	Occupancy
Spectrum — Macon (Riverside), GA	Convenience store	December 20, 2007	1974	$1,255,469	$34,344	2,580	100%
Spectrum — Martinez, GA	Convenience store	December 20, 2007	1985	1,275,719	34,644	2,250	100%
Spectrum — Mobile (Airport), AL	Convenience store	December 20, 2007	1987	1,822,455	36,944	1,800	100%
Spectrum — Mobile (Moffett), AL	Convenience store	December 20, 2007	1988	1,559,212	34,894	678	100%
Spectrum — North Augusta, GA	Convenience store	December 20, 2007	1999	1,194,721	34,244	2,240	100%
Spectrum — Opelika (2nd Ave), AL	Convenience store	December 20, 2007	1989	1,306,093	34,644	2,531	100%
Spectrum — Opelika (Columbus), AL	Convenience store	December 20, 2007	1988	2,348,943	39,944	3,796	100%
Spectrum — Phenix City, AL	Convenience store	December 20, 2007	1999	1,599,711	36,544	3,054	100%
Spectrum — Pine Mountain, GA	Convenience store	December 20, 2007	1999	1,144,097	34,344	3,285	100%
Spectrum — Valley, AL	Convenience store	December 20, 2007	1974	1,559,212	36,344	3,312	100%
Spirit — West Monroe (1602 Thomas), LA	Convenience store	December 20, 2007	1999	1,670,584	36,844	3,927	100%

				$156,570,671	$3,514,425	389,273

(1)	Fees paid to sponsor include payments made to an affiliate of our advisor for acquisition fees in connection with the property acquisition and payments to our advisor for finance coordination fees for services in connection with the origination or assumption of debt financing obtained to acquire the respective property. For more detailed information on fees paid to affiliates of our sponsor, see the section captioned “Management Compensation” beginning on page 58 of the prospectus.
     The following table sets forth the principal provisions of the lease term for the major tenant at the properties listed above:

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Starbucks —		Starbucks
Oklahoma City, OK	1	Corporation	1,741	100%	4 /5 yr.	$88,500	$50.83	11/20/2007	10/31/2012
						97,350	55.92	11/1/2012	2/28/2018
Starbucks—		Starbucks
Chattanooga, TN	1	Corporation	1,850	100%	4/5 yr.	102,953	55.65	11/26/2007	10/31/2012
						113,239	61.21	11/1/2012	2/28/2018

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Starbucks — Maryville, TN	1	Starbucks Corporation	1,850	100%	4/5 yr.	$108,000 118,800	$58.38 64.22	11/26/2007 8/1/2012	7/31/2012 7/31/2017
Starbucks — Powell, TN	1	Starbucks Corporation	1,850	100%	4/5 yr.	96,000 105,600	51.89 57.08	11/26/2007 7/1/2012	6/30/2012 6/30/2017
Starbucks — Seymour, TN	1	Starbucks Corporation	1,850	100%	4/5 yr.	98,000 107,800	52.97 58.27	11/26/2007 11/1/2012	10/31/2012 2/28/2018
Walgreens — Beverly Hills, TX	1	Walgreen Co.	13,905	100%	8/5 yr.	270,000	19.42	12/5/2007	9/30/2018
Walgreens — Waco, TX	1	Walgreen Co.	13,905	100%	8/5 yr.	270,000	19.42	12/5/2007	10/31/2018
Allstate Insurance Contact Center — Cross Plains, WI	1	Allstate Insurance Company	34,992	100%	2/5 yr.	443,349 452,216 461,260 470,485 479,895 489,493 499,283	12.67 12.92 13.18 13.45 13.71 13.99 14.27	12/7/2007 7/1/2008 7/1/2009 7/1/2010 7/1/2011 7/1/2012 7/1/2013	6/30/2008 6/30/2009 6/30/2010 6/30/2011 6/30/2012 6/30/2013 6/30/2014
Mealey’s Furniture — Maple Shade, NJ	1	Mealey’s Furniture Holdings, Inc.	66,750	100%	1/5 yr.	475,000	7.12	12/12/2007	12/31/2013
Circle K — Albuquerque, NM	1	Circle K/Mac’s, G.P.	2,700	100%	5/5 yr; 2/10 yr.	96,955	35.91	12/20/2007	12/31/2028(1)
Circle K — Baton Rouge (Burbank), LA	1	Circle K/Mac’s, G.P.	2,400	100%	5/5 yr; 2/10 yr.	72,331	30.14	12/20/2007	12/31/2027(1)
Circle K — Baton Rouge (Floynell), LA	1	Circle K/Mac’s, G.P.	2,780	100%	5/5 yr; 2/10 yr.	106,958	38.47	12/20/2007	12/31/2028(1)
Circle K — Baton Rouge (Jefferson), LA	1	Circle K/Mac’s, G.P.	2,780	100%	5/5 yr; 2/10 yr.	82,335	29.62	12/20/2007	12/31/2027(1)
Circle K — Beaufort, SC	1	Circle K/Mac’s, G.P.	2,660	100%	5/5 yr; 2/10 yr.	124,656	46.86	12/20/2007	12/31/2026(1)
Circle K — Bluffton, SC	1	Circle K/Mac’s, G.P.	2,448	100%	5/5 yr; 2/10 yr.	196,987	80.47	12/20/2007	12/31/2026(1)
Circle K — Bossier City, LA	1	Circle K/Mac’s, G.P.	3,211	100%	5/5 yr; 2/10 yr.	116,192	36.19	12/20/2007	12/31/2028(1)

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Circle K — Charleston, SC	1	Circle K/Mac’s, G.P.	3,000	100%	5/5 yr; 2/10 yr.	$197,757	$65.92	12/20/2007	12/31/2027(1)
Circle K — Charlotte (Independence), NC	1	Circle K/Mac’s, G.P.	2,556	100%	5/5 yr; 2/10 yr.	143,124	56.00	12/20/2007	12/31/2028(1)
Circle K — Charlotte (Sharon), NC	1	Circle K/Mac’s, G.P.	2,477	100%	5/5 yr; 2/10 yr.	148,510	59.96	12/20/2007	12/31/2027(1)
Circle K — Charlotte (Sugar Creek), NC	1	Circle K/Mac’s, G.P.	2,170	100%	5/5 yr; 2/10 yr.	153,127	70.57	12/20/2007	12/31/2026(1)
Circle K — Columbia (Garners), SC	1	Circle K/Mac’s, G.P.	2,600	100%	5/5 yr; 2/10 yr.	160,822	61.85	12/20/2007	12/31/2026(1)
Circle K — Columbia (Hardscrabble), SC	1	Circle K/Mac’s, G.P.	2,477	100%	5/5 yr; 2/10 yr.	133,120	53.74	12/20/2007	12/31/2028(1)
Circle K — El Paso (Americas), TX	1	Circle K/Mac’s, G.P.	3,500	100%	5/5 yr; 2/10 yr.	168,516	48.15	12/20/2007	12/31/2026(1)
Circle K — El Paso (Mesa), TX	1	Circle K/Mac’s, G.P.	3,150	100%	5/5 yr; 2/10 yr.	86,951	27.60	12/20/2007	12/31/2028(1)
Circle K — El Paso (Zaragosa), TX	1	Circle K/Mac’s, G.P.	3,800	100%	5/5 yr; 2/10 yr.	156,974	41.31	12/20/2007	12/31/2026(1)
Circle K — Fort Mill, SC	1	Circle K/Mac’s, G.P.	6,553	100%	5/5 yr; 2/10 yr.	179,289	27.36	12/20/2007	12/31/2026(1)
Circle K — Goose Creek, SC	1	Circle K/Mac’s, G.P.	2,632	100%	5/5 yr; 2/10 yr.	103,880	39.47	12/20/2007	12/31/2026(1)
Circle K — Huntersville, NC	1	Circle K/Mac’s, G.P.	2,770	100%	5/5 yr; 2/10 yr.	153,127	55.28	12/20/2007	12/31/2027(1)
Circle K — Mount Pleasant, SC	1	Circle K/Mac’s, G.P.	2,820	100%	5/5 yr; 2/10 yr.	116,961	41.48	12/20/2007	12/31/2026(1)
Circle K — Port Wentworth, GA	1	Circle K/Mac’s, G.P.	3,760	100%	5/5 yr; 2/10 yr.	176,750	47.01	12/20/2007	12/31/2027(1)
Circle K — Savannah (Johnny Mercer), GA	1	Circle K/Mac’s, G.P.	1,152	100%	5/5 yr; 2/10 yr.	122,348	106.20	12/20/2007	12/31/2027(1)

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Circle K — Savannah (King George), GA	1	Circle K/Mac’s, G.P.	2,477	100%	5/5 yr; 2/10 yr.	$122,348	$49.39	12/20/2007	12/31/2028(1)
Circle K —Shreveport, LA	1	Circle K/Mac’s, G.P.	3,180	100%	5/5 yr; 2/10 yr.	92,338	29.04	12/20/2007	12/31/2026(1)
Circle K — Springdale, SC	1	Circle K/Mac’s, G.P.	1,760	100%	5/5 yr; 2/10 yr.	132,351	75.20	12/20/2007	12/31/2027(1)
Exxon — West Monroe (503 Thomas), LA	1	Circle K/Mac’s, G.P.	3,327	100%	5/5 yr; 2/10 yr.	111,575	33.54	12/20/2007	12/31/2027(1)
Holland Oil — Akron (940 Arlington), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	86,182	30.78	12/20/2007	12/31/2028(1)
Holland Oil — Akron (1178 Arlington), OH	1	Circle K/Mac’s, G.P.	2,862	100%	5/5 yr; 2/10 yr.	107,727	37.64	12/20/2007	12/31/2027(1)
Holland Oil — Akron (1559 E. Market), OH	1	Circle K/Mac’s, G.P.	1,624	100%	5/5 yr; 2/10 yr.	110,805	68.23	12/20/2007	12/31/2027(1)
Holland Oil — Akron (1693 West Market), OH	1	Circle K/Mac’s, G.P.	4,977	100%	5/5 yr; 2/10 yr.	121,578	24.43	12/20/2007	12/31/2028(1)
Holland Oil — Akron (Albrecht), OH	1	Circle K/Mac’s, G.P.	2,763	100%	5/5 yr; 2/10 yr.	84,643	30.63	12/20/2007	12/31/2027(1)
Holland Oil — Akron (Brittain), OH	1	Circle K/Mac’s, G.P.	2,857	100%	5/5 yr; 2/10 yr.	94,646	33.13	12/20/2007	12/26/2026(1)
Holland Oil — Akron (Brown), OH	1	Circle K/Mac’s, G.P.	2,635	100%	5/5 yr; 2/10 yr.	99,263	37.67	12/20/2007	12/31/2026(1)
Holland Oil — Akron (Cuyahoga), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	123,886	44.25	12/20/2007	12/31/2026(1)
Holland Oil — Akron (Darrow), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	92,338	32.98	12/20/2007	12/31/2026(1)
Holland Oil — Akron (Exchange), OH	1	Circle K/Mac’s, G.P.	3,190	100%	5/5 yr; 2/10 yr.	111,575	34.98	12/20/2007	12/31/2028(1)
Holland Oil — Akron (Main St.), OH	1	Circle K/Mac’s, G.P.	3,258	100%	5/5 yr; 2/10 yr.	90,029	27.63	12/20/2007	12/31/2026(1)

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Holland Oil — Akron (Manchester), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	$124,656	$44.52	12/20/2007	12/31/2027(1)
Holland Oil — Akron (Ridgewood), OH	1	Circle K/Mac’s, G.P.	1,710	100%	5/5 yr; 2/10 yr.	99,263	58.05	12/20/2007	12/31/2027(1)
Holland Oil — Akron (Waterloo), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	90,029	32.15	12/20/2007	12/31/2028(1)
Holland Oil — Barberton (5th St.), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	93,877	33.53	12/20/2007	12/31/2028(1)
Holland Oil — Barberton (31st St.), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	73,870	26.38	12/20/2007	12/31/2027(1)
Holland Oil — Barberton (Wooster), OH	1	Circle K/Mac’s, G.P.	3,600	100%	5/5 yr; 2/10 yr.	170,825	47.45	12/20/2007	12/31/2026(1)
Holland Oil — Bedford, OH	1	Circle K/Mac’s, G.P.	2,450	100%	5/5 yr; 2/10 yr.	96,955	39.57	12/20/2007	12/31/2028(1)
Holland Oil — Brookpark, OH	1	Circle K/Mac’s, G.P.	2,740	100%	5/5 yr; 2/10 yr.	103,110	37.63	12/20/2007	12/31/2026(1)
Holland Oil — Canton (12th Street), OH	1	Circle K/Mac’s, G.P.	2,800	100%	5/5 yr; 2/10 yr.	88,490	31.60	12/20/2007	12/31/2026(1)
Holland Oil — Canton (Tuscarawas), OH	1	Circle K/Mac’s, G.P.	4,500	100%	5/5 yr; 2/10 yr.	166,977	37.11	12/20/2007	12/31/2028(1)
Holland Oil — Cleveland, OH	1	Circle K/Mac’s, G.P.	4,318	100%	5/5 yr; 2/10 yr.	120,809	27.98	12/20/2007	12/31/2026(1)
Holland Oil — Copley, OH	1	Circle K/Mac’s, G.P.	2,439	100%	5/5 yr; 2/10 yr.	87,721	35.97	12/20/2007	12/31/2027(1)
Holland Oil — Cuyahoga Falls (Bath), OH	1	Circle K/Mac’s, G.P.	4,269	100%	5/5 yr; 2/10 yr.	153,896	36.05	12/20/2007	12/31/2028(1)
Holland Oil — Cuyahoga Falls (Port), OH	1	Circle K/Mac’s, G.P.	2,959	100%	5/5 yr; 2/10 yr.	105,419	35.63	12/20/2007	12/31/2026(1)
Holland Oil — Cuyahoga Falls (State), OH	1	Circle K/Mac’s, G.P.	2,100	100%	5/5 yr; 2/10 yr.	78,487	37.37	12/20/2007	12/31/2028(1)
Holland Oil — Fairlawn, OH	1	Circle K/Mac’s, G.P.	2,900	100%	5/5 yr; 2/10 yr.	122,348	42.19	12/20/2007	12/31/2028(1)
Holland Oil — Kent, OH	1	Circle K/Mac’s, G.P.	2,068	100%	5/5 yr; 2/10 yr.	75,409	36.46	12/20/2007	12/31/2027(1)

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Holland Oil — Maple Heights, OH	1	Circle K/Mac’s, G.P.	2,967	100%	5/5 yr; 2/10 yr.	$113,114	$38.12	12/20/2007	12/31/2026(1)
Holland Oil — Northfield, OH	1	Circle K/Mac’s, G.P.	4,647	100%	5/5 yr; 2/10 yr.	147,740	31.79	12/20/2007	12/31/2028(1)
Holland Oil — Norton, OH	1	Circle K/Mac’s, G.P.	3,750	100%	5/5 yr; 2/10 yr.	109,266	29.14	12/20/2007	12/31/2026(1)
Holland Oil — Parma, OH	1	Circle K/Mac’s, G.P.	3,039	100%	5/5 yr; 2/10 yr.	95,416	31.40	12/20/2007	12/31/2028(1)
Holland Oil — Seville, OH	1	Circle K/Mac’s, G.P.	7,200	100%	5/5 yr; 2/10 yr.	186,214	25.86	12/20/2007	12/31/2028(1)
Holland Oil — Twinsburg, OH	1	Circle K/Mac’s, G.P.	3,298	100%	5/5 yr; 2/10 yr.	103,110	31.26	12/20/2007	12/31/2028(1)
Holland Oil — Willoughby, OH	1	Circle K/Mac’s, G.P.	2,938	100%	5/5 yr; 2/10 yr.	90,799	30.91	12/20/2007	12/31/2026(1)
Shell — Monroe, LA	1	Circle K/Mac’s, G.P.	4,140	100%	5/5 yr; 2/10 yr.	116,192	28.07	12/20/2007	12/31/2028(1)
Spectrum — Auburn, AL	1	Circle K/Mac’s, G.P.	2,772	100%	5/5 yr; 2/10 yr.	131,581	47.47	12/20/2007	12/31/2026(1)
Spectrum — Augusta, GA	1	Circle K/Mac’s, G.P.	3,010	100%	5/5 yr; 2/10 yr.	83,873	27.86	12/20/2007	12/31/2026(1)
Spectrum — Columbus (Airport), GA	1	Circle K/Mac’s, G.P.	2,205	100%	5/5 yr; 2/10 yr.	116,961	53.04	12/20/2007	12/31/2027(1)
Spectrum — Columbus (Beaver Run), GA	1	Circle K/Mac’s, G.P.	3,760	100%	5/5 yr; 2/10 yr.	190,831	50.75	12/20/2007	12/31/2028(1)
Spectrum — Columbus (Bradley), GA	1	Circle K/Mac’s, G.P.	4,750	100%	5/5 yr; 2/10 yr.	253,929	53.46	12/20/2007	12/31/2028(1)
Spectrum — Columbus (Buena Vista), GA	1	Circle K/Mac’s, G.P.	2,205	100%	5/5 yr; 2/10 yr.	122,348	55.49	12/20/2007	12/31/2027(1)
Spectrum — Columbus (Lumpkin), GA	1	Circle K/Mac’s, G.P.	2,874	100%	5/5 yr; 2/10 yr.	126,964	44.18	12/20/2007	12/31/2028(1)
Spectrum — Columbus (Warm Springs), GA	1	Circle K/Mac’s, G.P.	4,934	100%	5/5 yr; 2/10 yr.	149,279	30.26	12/20/2007	12/31/2027(1)
Spectrum — Lanett, AL	1	Circle K/Mac’s, G.P.	2,631	100%	5/5 yr; 2/10 yr.	64,636	24.57	12/20/2007	12/31/2028(1)
Spectrum — Macon (Arkwright), GA	1	Circle K/Mac’s, G.P.	2,248	100%	5/5 yr; 2/10 yr.	86,951	38.68	12/20/2007	12/31/2026(1)

				%			Base
			Total	Total		Current	Rent
	Number		Square	Square		Annual	per
	of	Major	Feet	Feet	Renewal	Base	Square	Lease Term
Property	Tenants	Tenants*	Leased	Leased	Options**	Rent	Foot	Beginning	To
Spectrum — Macon (Riverside), GA	1	Circle K/Mac’s, G.P.	2,580	100%	5/5 yr; 2/10 yr.	$95,416	$36.98	12/20/2007	12/31/2028
Spectrum — Martinez, GA	1	Circle K/Mac’s, G.P.	2,250	100%	5/5 yr; 2/10 yr.	96,955	43.09	12/20/2007	12/31/2026(1)
Spectrum — Mobile (Airport), AL	1	Circle K/Mac’s, G.P.	1,800	100%	5/5 yr; 2/10 yr.	138,507	76.95	12/20/2007	12/31/2026(1)
Spectrum — Mobile (Moffett), AL	1	Circle K/Mac’s, G.P.	678	100%	5/5 yr; 2/10 yr.	118,500	174.78	12/20/2007	12/31/2026(1)
Spectrum — North Augusta, GA	1	Circle K/Mac’s, G.P.	2,240	100%	5/5 yr; 2/10 yr.	90,799	40.54	12/20/2007	12/31/2028(1)
Spectrum — Opelika (2nd Ave), AL	1	Circle K/Mac’s, G.P.	2,531	100%	5/5 yr; 2/10 yr.	99,263	39.22	12/20/2007	12/31/2028(1)
Spectrum — Opelika (Columbus), AL	1	Circle K/Mac’s, G.P.	3,796	100%	5/5 yr; 2/10 yr.	178,520	47.03	12/20/2007	12/31/2027(1)
Spectrum — Phenix City, AL	1	Circle K/Mac’s, G.P.	3,054	100%	5/5 yr; 2/10 yr.	121,578	39.81	12/20/2007	12/31/2028(1)
Spectrum — Pine Mountain, GA	1	Circle K/Mac’s, G.P.	3,285	100%	5/5 yr; 2/10 yr.	86,951	26.47	12/20/2007	12/31/2026(1)
Spectrum — Valley, AL	1	Circle K/Mac’s, G.P.	3,312	100%	5/5 yr; 2/10 yr.	118,500	35.78	12/20/2007	12/31/2028(1)
Spirit — West Monroe (1602 Thomas), LA	1	Circle K/Mac’s, G.P.	3,927	100%	5/5 yr; 2/10 yr.	126,964	32.33	12/20/2007	12/31/2026(1)

*	Major tenants include those tenants that occupy greater than 10.0% of the rentable square feet of their respective property.

**	Represents option renewal period / term of each option.

(1)	The initial annual rent for the property is subject to rental escalations of 1.5% each year through the remainder of the lease. For the purposes of presentation the individual rental escalations were not displayed in the table above.
     Cole Realty Advisors has the sole and exclusive right to manage, operate, lease and supervise the overall maintenance of the properties listed above and currently receives a property management fee of up to 2.0% of the monthly gross revenues from our single-tenant properties and up to 4.0% of the monthly gross revenues from our multi-tenant properties. We currently have no plan for any renovations, improvements or development of the properties listed above and we believe the properties are adequately insured.
     In connection with the property acquisitions noted above, we incurred the following fixed rate mortgage note:

Property	Loan Amount	Fixed Interest Rate	Maturity Date
Circle K Portfolio	$66,000,000	6.69%	1/1/2018
     The fixed rate debt mortgage note requires monthly principal and interest payments with the principal balance due in 2018. The mortgage note is generally non-recourse to us and Cole OP II, but both are liable for customary non-recourse carveouts.
     The fixed rate mortgage note generally may not be prepaid, in whole or in part, except under the following circumstances: (i) full prepayment may be made on any of the three (3) monthly payment dates occurring immediately prior to the maturity date, and (ii) partial prepayments resulting from the application of insurance or condemnation proceeds to reduce the outstanding principal balance of the mortgage note. Notwithstanding the prepayment limitations, we may sell the property to a buyer that assumes the respective mortgage loan. The transfer would be subject to the conditions set forth in the individual property’s mortgage note document, including without limitation, the lender’s approval of the proposed buyer and the payment of the lender’s fees, costs and expenses associated with the sale of the property and the assumption of the loan.
     In the event the mortgage note related to the property is not paid off on the maturity date, the mortgage loan includes default provisions. Upon the occurrence of an event of default, interest on the mortgage note will accrue at an annual default interest rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) 4.0% above the fixed interest rate. In addition, we will be required to pay a prepayment consideration in an amount equal to the greater of 1.0% of the outstanding principal balance of the mortgage note, or the present value of the remaining scheduled payments of principal and interest from the date such payment is received through the maturity date at the time any payment is received by the lender.
     For federal income tax purposes, the depreciable basis in the properties noted above is approximately $134.2 million in total. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 years, respectively. The depreciable basis in the properties noted above are detailed as follows:

Property	Depreciable Tax Basis
Starbucks — Oklahoma City, OK	$891,352
Starbucks — Chattanooga, TN	935,699
Starbucks — Maryville, TN	877,181
Starbucks — Powell, TN	854,534
Starbucks — Seymour, TN	809,925
Walgreens — Beverly Hills, TX	2,880,000
Walgreens — Waco, TX	2,880,000
Allstate Insurance Contact Center— Cross Plains, WI	4,576,000
Mealey’s Furniture — Maple Shade, NJ	4,280,000
Circle K— Albuquerque, NM	1,020,575
Circle K — Baton Rouge (Burbank), LA	761,382
Circle K — Baton Rouge (Floynell), LA	1,125,873
Circle K — Baton Rouge (Jefferson), LA	866,679
Circle K — Beaufort, SC	1,312,168
Circle K — Bluffton, SC	2,073,550
Circle K — Bossier City, LA	1,223,070
Circle K — Charleston, SC	2,081,649
Circle K — Charlotte (Independence), NC	1,506,563
Circle K — Charlotte (Sharon), NC	1,563,262
Circle K — Charlotte (Sugar Creek), NC	1,611,861
Circle K — Columbia (Garners), SC	1,1692,858
Circle K — Columbia (Hardscrabble), SC	1,401,266
Circle K — El Paso (Americas), TX	1,773,854
Circle K — El Paso (Mesa), TX	915,278
Circle K — El Paso (Zaragosa), TX	1,652,360
Circle K — Fort Mill, SC	1,887,254
Circle K — Goose Creek, SC	1,093,474
Circle K — Huntersville, NC	1,611,861
Circle K — Mount Pleasant, SC	1,231,170
Circle K — Port Wentworth, GA	1,860,525
Circle K — Savannah (Johnny Mercer), GA	1,287,869
Circle K — Savannah (King George), GA	1,287,869
Circle K — Shreveport, LA	971,976

Property	Depreciable Tax Basis
Circle K — Springdale, SC	$1,393,166
Exxon — West Monroe (503 Thomas), LA	1,174,471
Holland Oil — Akron (940 Arlington), OH	907,178
Holland Oil — Akron (1178 Arlington), OH	1,133,972
Holland Oil — Akron (1559 E. Market), OH	1,166,371
Holland Oil — Akron (1693 West Market), OH	1,279,769
Holland Oil — Akron (Albrecht), OH	890,978
Holland Oil — Akron (Brittain), OH	996,276
Holland Oil — Akron (Brown), OH	1,044,874
Holland Oil — Akron (Cuyahoga), OH	1,304,068
Holland Oil — Akron (Darrow), OH	971,976
Holland Oil — Akron (Exchange), OH	1,174,471
Holland Oil — Akron (Main St.), OH	947,677
Holland Oil — Akron (Manchester), OH	1,312,168
Holland Oil — Akron (Ridgewood), OH	1,044,874
Holland Oil — Akron (Waterloo), OH	947,677
Holland Oil — Barberton (5th St.), OH	988,176
Holland Oil — Barberton (31st St.), OH	777,581
Holland Oil — Barberton (Wooster), OH	1,798,156
Holland Oil — Bedford, OH	1,020,575
Holland Oil — Brookpark, OH	1,085,374
Holland Oil — Canton (12th Street), OH	931,478
Holland Oil — Canton (Tuscarawas), OH	1,757,657
Holland Oil — Cleveland, OH	1,271,669
Holland Oil — Copley, OH	923,378
Holland Oil — Cuyahoga Falls (Bath), OH	1,619,961
Holland Oil — Cuyahoga Falls (Port), OH	1,109,673
Holland Oil — Cuyahoga Falls (State), OH	826,180
Holland Oil — Fairlawn, OH	1,287,869
Holland Oil — Kent, OH	793,781
Holland Oil — Maple Heights, OH	1,190,671
Holland Oil — Northfield, OH	1,555,162
Holland Oil — Norton, OH	1,150,172
Holland Oil — Parma, OH	1,004,375
Holland Oil — Seville, OH	1,960,152
Holland Oil — Twinsburg, OH	1,085,374
Holland Oil — Willoughby, OH	955,777
Shell — Monroe, LA	1,223,070
Spectrum — Auburn, AL	1,385,066
Spectrum — Augusta, GA	882,878
Spectrum — Columbus (Airport), GA	1,231,170
Spectrum — Columbus (Beaver Run), GA	2,008,751
Spectrum — Columbus (Bradley), GA	2,672,934
Spectrum — Columbus (Buena Vista), GA	1,287,869
Spectrum — Columbus (Lumpkin), GA	1,336,467
Spectrum — Columbus (Warm Springs), GA	1,571,362
Spectrum — Lanett, AL	680,383
Spectrum — Macon (Arkwright), GA	915,278
Spectrum — Macon (Riverside), GA	1,004,375
Spectrum — Martinez, GA	1,020,575

Property	Depreciable Tax Basis
Spectrum — Mobile (Airport), AL	$1,457,964
Spectrum — Mobile (Moffett), AL	1,247,370
Spectrum — North Augusta, GA	955,777
Spectrum — Opelika (2nd Ave), AL	1,044,874
Spectrum — Opelika (Columbus), AL	1,879,154
Spectrum — Phenix City, AL	1,279,769
Spectrum — Pine Mountain, GA	915,278
Spectrum — Valley, AL	1,247,370
Spirit — West Monroe (1602 Thomas), LA	1,336,467

Total	$134,166,295

Tenant Lease Expirations
     The following table sets forth, as of December 20, 2007, lease expirations of our properties, including the properties described above, for each of the next ten years assuming no renewal options are exercised. For purposes of the table, the “total annual base rent” column represents annualized base rent, based on rent in effect on January 1 of the respective year, for each lease that expires during the respective year.

	Number of	Approx. Square	Total Annual	% of Total
Year Ending December 31,	Leases Expiring	Feet Expiring	Base Rent	Annual Base Rent
2007	1	2,000	$37,500	>0%
2008	11	53,937	682,368	1%
2009	14	105,760	798,301	1%
2010	15	128,264	688,299	1%
2011	13	51,260	524,983	1%
2012	14	142,727	1,007,324	1%
2013	19	364,674	2,106,711	2%
2014	12	194,107	1,834,308	2%
2015	16	1,048,672	4,743,844	5%
2016	27	1,376,457	8,183,592	8%
2017	33	1,269,518	7,238,592	7%

	175	4,737,376	$27,845,822	29%

Prior Potential Property Investments
     A prior supplement to this prospectus described potential acquisitions of an approximately 2,000 square foot single-tenant retail building on an approximately 0.9 acre site located in Brenham, Texas, an approximately 1,700 square foot single-tenant retail building on an approximately 0.6 acre site located in Cleveland, Texas, an approximately 2,000 square foot single-tenant retail building on an approximately 0.8 acre site located in Houston, Texas, an approximately 2,300 square foot single-tenant retail building on an approximately 0.5 acre site located in Liberty, Texas, and an approximately 2,100 square foot single-tenant retail building on an approximately 0.7 acre site located in Winnie, Texas. The purchase agreements between Series B, LLC, an affiliate of our advisor, and the sellers for the acquisition of each property, respectively, was terminated prior to their assignment to us, and we are no longer considering these properties for purchase.

APPENDIX B

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.	For Prospectus dated May 11, 2007
Subscription Agreement for the Purchase of Common Stock of Cole Credit Property Trust II, Inc.
Please read this Subscription Agreement/Signature Page and the Terms and Conditions before signing.

A - INVESTMENT

Purchase of Cole Credit Property Trust II, Inc. Shares $ = × $10 Total $ Invested = # of Shares × $10	☐ Initial Subscription (Minimum $2,500)
☐ Additional Subscription (Minimum $1,000)
☐ REGISTERED REPRESENTATIVE PURCHASE
☐ RIA-See Section G
A completed Subscription Agreement is required for
each initial and additional investment.	☐ Check Enclosed for Subscription Amount ☐ Subscription Amount Wired ☐ Check sent separately

B - TYPE OF OWNERSHIP

NON-CUSTODIAL OWNERSHIP (Make Check Payable To: Wells Fargo Bank N.A., Escrow Agent for Cole Credit Property Trust II, Inc.)

☐ Individual Ownership ☐ Joint Tenants with Right of Survivorship ☐ Community Property ☐ Tenants-in-Common ☐ Other (specify) ☐ Trust (Specify, i.e., Family, Living, Revocable, etc.)	☐ Corporate Ownership ☐ Partnership Ownership ☐ LLC Ownership ☐ TOD (Fill out TOD Form to effect designation) ☐ Other (specify)	☐ Uniform Gifts to Minors Act: State of Custodian for ☐ Pension or Profit Sharing Plan ☐ Taxable ☐ Exempt under §501A ☐ Name of Trustee/Other Administrator
☐ Taxable ☐ Grantor A or B Date Trust Established Name of Trustee/Other
Administrator

CUSTODIAL OWNERSHIP (Make check payable to the custodian listed and send ALL paperwork directly to the custodian.)
  ☐ Traditional IRA
  ☐ Roth IRA
  ☐ Simplified Employee Pension/Trust (S.E.P.)
  ☐ KEOGH
  ☐ Pension or Profit Sharing Plan
☐ Taxable  ☐ Exempt under §501A
Name of Trustee/Other Administrator
  ☐ Other (specify)
CUSTODIAN INFORMATION
☐ Sterling Trust Company (set up fee waived and annual fees discounted)
or
☐ Name of Custodian or Trustee  Mailing Address  City                 State        Zip
Investor’s Custodian Account # ☐ ☐ ☐ ☐  ☐ ☐ ☐ ☐ ☐  ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
Custodian Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐

C - SUBSCRIBER INFORMATION

Subscriber Name	☐ Mr.	☐ Mrs.	☐ Ms.
Social Security # or Taxpayer ID # ☐ ☐ ☐ - ☐  ☐ - ☐ ☐ ☐ ☐
Date of Birth/Date of Incorporation ☐ ☐ - ☐ ☐  - ☐ ☐ ☐ ☐
Mailing Address

City	State	Zip
Home Telephone No. ☐ ☐ ☐ - ☐  ☐ ☐ - ☐ ☐ ☐ ☐
Business Telephone No. ☐ ☐ ☐ - ☐  ☐ ☐ - ☐ ☐ ☐ ☐

Co- Subscriber	☐ Mr.	☐ Mrs.	☐ Ms.
Social Security #☐ ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐ (Co-Subscriber)
Date of Birth ☐ ☐ - ☐ ☐ - ☐ ☐ ☐ ☐ (Co-Subscriber)
Residence Address (if different from mailing address)

City	State	Zip
E-mail Address

Please Indicate Citizenship Status	☐ U.S. Citizen ☐ Resident Alien ☐ Non-Resident Alien ☐ Employee or Affiliate

INTERESTED PARTY (Optional)
If you would like a duplicate copy of all communications the Company sends to you to be sent to an additional party (such as your accountant or financial advisor), please complete the following.

Name of Interested Party Street Address or P.O. Box City State Zip E-mail Address (optional)	Name of Firm Business Telephone No. ☐ ☐ ☐ - ☐ ☐ ☐ - ☐ ☐ ☐ ☐ Facsimile Telephone No. ☐ ☐ ☐ - ☐ o ☐ - ☐ ☐ ☐ ☐

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.	Mail to: Cole Credit Property Trust II, Inc.
© 2007 Cole Companies	c/o Phoenix Transfer, Inc.
2401 Kerner Boulevard, San Rafael, California 94901
Phone 866-341-2653

(CONTINUED ON REVERSE SIDE)

D — DISTRIBUTION OPTIONS: NON-CUSTODIAL OWNERSHIP ACCOUNTS
☐ Mail to Address of Record

☐	Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus.
☐	Distributions directed to:

☐	Via Mail (complete information below)
☐	Via Electronic Deposit (ACH — complete information below)

☐	Checking ☐ Savings
Name of Bank or Individual
Mailing Address

City	State	Zip
Bank ABA # (for ACH only)
Account # (MUST BE FILLED IN)

DISTRIBUTION OPTIONS: CUSTODIAL OWNERSHIP ACCOUNTS
☐ Mail to Custodial Account

☐ Distribution Reinvestment Program: Subscriber elects to participate in the Distribution Reinvestment Program described in the Prospectus

I (we) hereby authorize Cole Credit Property Trust II, Inc. (“Company”) to deposit distributions from my (our) interest in stock of the Company into the account at the financial institution as indicated in this Section D. I further authorize the Company to debit this account in the event that the Company erroneously deposits additional funds to which I am not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I withdraw funds erroneously deposited into my account before the Company reverses such deposit, I agree that the Company has the right to retain any future distributions that I am entitled until the erroneously deposited amounts are recovered by the Company.

This authorization is to remain in full force and effect until the Company has received written notice from me of the termination of this authorization in time to allow reasonable opportunity to act on it, or until the Company has sent me written notice of termination of this authorization.

Investor’s Signature
E — SUBSCRIBER SIGNATURES

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:			Owner	Joint Owner
a.	I have received the prospectus relating to the shares, wherein the terms and conditions of the offering of the shares are described.	a.	Initials	Initials

b.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or that I (we) meet such higher suitability requirements as may be required by my state of residence and set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.	b.	Initials	Initials

c.	For residents of Arizona, California, Michigan, North Carolina or Tennessee only: I have either (i) a net worth of at least $225,000 or (ii) a gross annual income of at least $60,000 and a net worth of at least $60,000.	c.	Initials	Initials

d.	For residents of Maine only: I have either (i) a net worth of at least $200,000 or (ii) a gross annual income of at least $50,000 and a net worth of at least $50,000.	d.	Initials	Initials

e.	For residents of Kansas only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, I acknowledge that it is recommended that I should invest no more than 10% of my liquid net worth in the Shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.	e.	Initials	Initials

f.	For residents of Massachusetts, Ohio or Pennsylvania only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000, and my maximum investment in the Company and its affiliates will not exceed 10% of my net worth.	f.	Initials	Initials

g.	For residents of Kentucky only: I have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000 and my investment does not exceed 10% of my liquid net worth.	g.	Initials	Initials

h.	For residents of Iowa and New Mexico only: I have either (a) a net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000.	h.	Initials	Initials

i.	I am purchasing the shares for my own account, or if I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute the Subscription Agreement/Signature Page and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).	i.	Initials	Initials

j.	I acknowledge that the shares are not liquid.	j.	Initials	Initials

SUBSTITUTE W-9: I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on the Subscription Agreement/Signature Page is true, correct and complete, (ii) that I am not subject to backup withholding either because I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding, and (iii) I am a U.S. person.

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

Signature of Investor	Signature of Co-Investor, if applicable	Authorized Signature (Custodian or Trustee, if applicable)	Date

F —	BROKER/DEALER and REGISTERED REPRESENTATIVE Broker/Dealer data -To be completed by selling Registered Representative (please use representative’s address — not home office)
☐ Mr. ☐ Mrs. ☐ Ms.
Name of Registered Representative
Mailing Address

City	State	Zip
Home Office Mailing Address

City	State	Zip
Broker/Dealer Representative ID #

Registered Representative’s Telephones	-	-

Registered Representative’s E-Mail
Have You Changed Broker/Dealer (since last purchase)? ☐ Yes ☐ No
Signature — Registered Representative
Signature — Broker/Dealer (if applicable)
G — REGISTERED INVESTMENT ADVISOR (RIA)
REGISTERED INVESTMENT ADVISOR (RIA) - NO SALES COMMISSIONS ARE PAID ON THESE ACCOUNTS.

☐	Check only if subscription is made through the RIA in its capacity as an RIA and not in its capacity as a Registered Representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is an NASD licensed Registered Representative affiliated with a broker/dealer, the transaction should be conducted through that broker/dealer, not through the RIA.
ELECTRONIC DELIVERY (OPTIONAL)

Instead of receiving paper copies of this prospectus, our prospectus supplements, annual reports, proxy statements and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Cole Credit Property Trust II, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify Cole that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that Cole send a paper copy of a particular stockholder communication to me. Cole has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time on-line and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications.

Signature	Date	E-mail Address

APPENDIX C

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.

Additional Investment Subscription Agreement
This form may be used by any current Investor (the “Investor”) in Cole Credit Property Trust II, Inc. (the “Company”), who desires to purchase additional shares of the Company’s common stock pursuant to the Additional Subscription Agreement and who purchased their shares directly from the Company. Investors who acquired shares other than through use of a Subscription Agreement (e.g., through a transfer of ownership or TOD) and who wish to make additional investments must complete the Cole Credit Property Trust II, Inc. Subscription Agreement.
Minimum Additional Investment: $1,000

$
Total $ Invested	Total Shares
Total shares may vary if this is a non-commission sale or if volume discounts apply.

SUBSCRIBER INFORMATION

Subscriber Name    ☐ Mr. ☐ Mrs. ☐ Ms.
Social Security # or Taxpayer ID # ☐ ☐ ☐ - ☐  ☐ - ☐ ☐ ☐ ☐
Mailing Address
Home Telephone No. ☐ ☐ ☐ - ☐  ☐ ☐ - ☐ ☐ ☐ ☐
Existing CCPTII Account #
Date of Birth or Date of Incorporation ☐ ☐ - ☐ ☐  - ☐ ☐ ☐ ☐

City	State	ZIP
Business Telephone No. ☐ ☐ ☐ - ☐  ☐ ☐ - ☐ ☐ ☐ ☐
SUBSCRIBER SIGNATURES

I hereby acknowledge and/or represent (or in the case of fiduciary accounts, the person authorized to sign on my behalf) the following:			Owner	Joint Owner
a.	I have received the prospectus as supplemented to date relating to the shares, wherein the terms and conditions of the offering of the shares are described.	a.	Initials	Initials

b.	I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $45,000 and had during the last year or estimate that I (we) will have in the current year gross income of at least $45,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $150,000, or that I (we) meet such higher suitability requirements as may be required by my state of residence and set forth in the prospectus under “Suitability Standards.” In the case of sales to fiduciary accounts, the suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares.	b.	Initials	Initials

c.	For residents of Arizona, California, Michigan, North Carolina or Tennessee only: I have either (i) a net worth of at least $225,000 or (ii) a gross annual income of at least $60,000 and a net worth of at least $60,000.	c.	Initials	Initials

d.	For residents of Maine only: I have either (i) a net worth of at least $200,000 or (ii) a gross annual income of at least $50,000 and a net worth of at least $50,000.	d.	Initials	Initials

e.	For residents of Kansas only: I have (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000. In addition, I acknowledge that it is recommended that I should invest no more than 10% of my liquid net worth in the shares and the securities of other real estate investment trusts. “Liquid net worth” is that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalent and readily marketable securities.	e.	Initials.	Initials

f.	For residents of Massachusetts, Ohio or Pennsylvania only: I have either (i) a net worth of at least $250,000 or (ii) a gross annual income of at least $70,000 and a net worth of at least $70,000, and my maximum investment in the Company and its affiliates will not exceed 10% of my net worth.	f.	Initials	Initials

g.	For residents of Kentucky only: I have either (a) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000 and, unless I originally purchased shares in the Company’s initial public offering, my investment does not exceed 10% of my liquid net worth.	g.	Initials	Initials

h.	For residents of Iowa and New Mexico only: I have either (i) a net worth of at least $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000.	h.	Initials	Initials

i.	I am purchasing the shares for my own account or I am (we are) purchasing shares on behalf of a trust or other entity of which I am (we are) trustee(s) or authorized agent(s), I (we) have due authority to execute this Additional Subscription Agreement and do hereby legally bind the trust or other entity of which I am (we are) trustee(s) or authorized agent(s).	i.	Initials	Initials

j.	I acknowledge that the shares are not liquid.	j.	Initials	Initials

NOTICE IS HEREBY GIVEN TO EACH SUBSCRIBER THAT BY EXECUTING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS YOU MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND ANY STATE SECURITIES LAWS.

A SALE OF THE SHARES MAY NOT BE COMPLETED UNTIL AT LEAST FIVE BUSINESS DAYS AFTER THE DATE THE SUBSCRIBER RECEIVES THE PROSPECTUS.

Signature of Investor	Signature of Co-Investor, if applicable	Authorized Signature (Custodian or Trustee, if applicable)	Date

◆ COLE ◆ CREDIT PROPERTY TRUST II, INC.	Mail to: Cole Credit Property Trust II, Inc. c/o Phoenix Transfer, Inc. 2401 Kerner Boulevard • San Rafael, CA 94901 Phone: 866-341-2653

C-1